                                                                   EXHIBIT 10.38


            AMENDED AND RESTATED CONTINUING REIMBURSEMENT AGREEMENT

       THIS AMENDED AND RESTATED CONTINUING REIMBURSEMENT AGREEMENT (this "AGREEMENT"), dated as of November 12, 1996, is by and between F. C. Schaffer & Associates Inc., a Louisiana corporation (the "CUSTOMER"), and ABN AMRO Bank, N.V., a Netherlands chartered bank, acting through its Houston Agency (the "BANK").

                                   WITNESSETH

       A. The Customer and the Bank have entered into that certain Continuing Reimbursement Agreement dated as of November 1, 1994 (the "PRIOR AGREEMENT").

       B. This Agreement amends, restates and supersedes the Prior Agreement in its entirety.

       C. The Bank and Principal Mutual Life Insurance Company, TMG Life Insurance Company, Berkshire Life Insurance Company and The Security Mutual Life Insurance Company (collectively, together with any successors or assigns thereto, the "NOTEHOLDERS"), and Texas Commerce Bank National Association and Bank One Texas, N.A. (collectively, together with any successors or assigns thereto, the "BANK GROUP") have entered into an Intercreditor Agreement of even date herewith (the "INTERCREDITOR AGREEMENT").

       WHEREAS, the Customer and the Bank hereby agree as follows:

       1. SCOPE OF THIS AGREEMENT. The Customer has previously requested that the Bank issue, and the Bank has so issued, four letters of credit for the Customer's account and for the benefit of The General Manager, Finchaa Sugar Factory of the Transitional Government of Ethiopia in connection with that certain Contract No. FP-03 for the Design, Supply, Construction and Commissioning of Finchaa Sugar Factory and Ethanol Plant (the "CONTRACT") dated as of October 4, 1994, by and between the Customer and Finchaa Sugar Factory of the Transitional Government of Ethiopia (now known as the Finchaa Sugar Factory Project of the Federal Democratic Republic of Ethiopia) (the "FINCHAA SUGAR FACTORY"), two performance security letters of credit in the original face amounts of $7,001,681 USD and 7,540,406 Birr (collectively, as heretofore amended, the "PERFORMANCE SECURITY LETTER OF CREDIT") and two advance payment letters of credit in the original face amounts of $14,003,364 USD and 15,080,813 Birr (collectively, as heretofore amended, the "ADVANCE PAYMENT LETTER OF CREDIT"). The Bank has also issued, at the request of the Finchaa Sugar Factory, a letter of credit for the benefit of the Customer as a method of disbursement of certain sums due to it from the Finchaa Sugar Factory under the Contract in connection with Finchaa Sugar Factory and Ethanol Plant (the "FINCHAA PROJECT"), the draws under which are reimbursed and guaranteed by the African Development Bank ("ADB") (as heretofore amended, the "REVOLVING LETTER OF CREDIT") (the Performance Security Letter of Credit, the Advance Payment Letter of Credit and the Revolving Letter of Credit are sometimes hereinafter referred to as a "LETTER OF CREDIT" or collectively as the "LETTERS

OF CREDIT"). The issuance of, and the agreement to issue, the Letters of Credit in response to such requests shall be deemed to incorporate by reference and to have been made automatically subject to the terms and conditions of this Agreement. Each of the terms, conditions, and obligations in the applications with respect to the Performance Security Letter of Credit and the Advance Payment Letter of Credit shall be incorporated herein with respect to such Letter of Credit issued and shall constitute obligations of the Customer hereunder. To the extent of any inconsistency between any of such applications and this Agreement, the terms and provisions of this Agreement shall prevail. The Customer hereby acknowledges and agrees that the Finchaa Sugar Factory has requested that the expiry date of the Revolving Letter of Credit be extended to April 23, 1998, and the Revolving Letter of Credit has been so extended, and it hereby agrees to such amendment.

       2. REIMBURSEMENT. The Customer agrees to reimburse the Bank, immediately upon written demand, for any payment the Bank makes under the Performance Security Letter of Credit or the Advance Payment Letter of Credit. The Customer also agrees to reimburse the Bank, immediately upon written demand, for any reasonable expense the Bank incurs in connection with making payment under either such Letter of Credit. All payment obligations of the Customer hereunder shall be in United States Dollars, converted, if necessary, from Birr to United States Dollars on the date of payment of any draw under the Performance Security Letter of Credit or the Advance Payment Letter of Credit, as the case may be, at the exchange rate paid by the Bank to purchase the Birr necessary to cover any such draw.

       3. ISSUANCE FEES AND RESTRUCTURE FEE. The Customer agrees to pay to the Bank with respect to each of the Advance Payment Letter of Credit and the Performance Security Letter of Credit a nonrefundable fee, quarterly in advance commencing as of October 1, 1996, and quarterly thereafter, equal to the higher of 2.0% per annum or the rate per annum for the issuance of letters of credit provided for in the First Amended and Restated Credit Agreement among Serv-Tech, Inc. ("SERV-TECH"), the Guarantors named therein, Texas Commerce Bank National Association ("TCB"), as Agent, and the Bank Group dated as of November 12, 1996 (the "BANK AGREEMENT") of the face amount of each such Letter of Credit at the beginning of each calendar quarter calculated on the basis of a 365-day year and the actual days in such calendar quarter and based on the scheduled expiration of such Letter of Credit. The Customer also agrees to pay to the Bank with respect to the Revolving Letter of Credit a nonrefundable fee, quarterly in advance commencing as of October 1, 1996, and quarterly thereafter, equal to 1/2% per annum of the $12,500,000 face amount thereof or such reduced face amount thereof pursuant to the terms of the Revolving Letter of Credit, at the beginning of each calendar quarter calculated on the basis of a 365-day year and the actual days in such calendar quarter and based on the scheduled expiration of such Letter of Credit. The Customer agrees to pay to the Bank a nonrefundable restructure fee of $113,965.27 as a condition precedent to the effectiveness of this Agreement.

       4. POST-ISSUANCE COSTS. The Customer agrees to pay to the Bank, immediately upon written demand, any and all reasonable costs arising after issuance of any Letter of Credit that the Bank may reasonably pay or incur under or in connection with a Letter of Credit or this





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Agreement, including, without limitation, reasonable legal fees arising from the enforcement of this Agreement. If the Bank determines that the effect of any change from the date hereof in any applicable law, governmental regulation, guideline or order or in the interpretation thereof by any governmental authority charged with the administration thereof (including the imposition of or change in any reserve, capital, special deposit, insurance, or similar requirement) is to increase the cost of issuing or maintaining any Letter of Credit, to reduce the Bank's return on its capital as a result of so issuing or maintaining any Letter of Credit, or to reduce the amount of any payment to be made to the Bank in respect of any obligation hereunder, then the Customer will pay to the Bank, on demand, such additional amounts as the Bank may determine to be required to compensate the Bank on an after-tax basis for such additional cost or reduction of amounts receivable hereunder. Any additional payments under this clause will be computed in accordance with generally accepted accounting principles ("GAAP") from the effective date at which such additional costs or reduction in amounts receivable have to be borne by the Bank.

       5. INTEREST. (a) The Customer agrees to pay to the Bank, without demand unless otherwise specified below, interest on all amounts due from it but unpaid hereunder as set forth below:

              (i) All amounts drawn under the Revolving Letter of Credit from the date of such draw until the date such amount is reimbursed by the ADB shall bear interest, payable upon written demand on the last business day of each calendar month after any such draw, at a daily fluctuating interest rate per annum equal to the higher of (a) the fluctuating overnight money market rate of interest announced by the Bank from time to time at its Chicago, Illinois office in effect on such day, or (b) the sum of (x) the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the next business day on which the Bank is open, provided, that (A) if such day is not such a business day, the rate on such transactions on the immediately preceding business day as so published on the next business day shall apply, and (B) if no such rate is published on such next business day, the rate for such day shall be the average rate quoted to the Bank by three (3) members of the Federal Reserve System on such day for such transactions as determined by the Bank, plus (y) 0.50% per annum (the "FEDERAL FUNDS RATE");

              (ii) All amounts drawn under the Performance Security Letter of Credit from the date of such draw until the date such amount is reimbursed by the Customer shall bear interest at a daily fluctuating interest rate per annum equal to the higher of the fluctuating commercial loan rate of interest announced by the Bank from time to time at its Chicago, Illinois office as its base rate for U.S. Dollar loans in the United States of America in effect on such day (which rate is not necessarily its lowest rate charged by the Bank on loans to any of its customers) or the Federal Funds Rate (the "BASE RATE") plus 3% per annum; and





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              (iii)  All amounts drawn under the Advance Payment Letter of
       Credit shall bear interest from the date of such draw until the date such amount is reimbursed by the Customer at a daily fluctuating interest rate per annum equal to the Base Rate plus 3% per annum.

       6. USURY SAVINGS CLAUSE. If at any time the interest rate applicable to any amount outstanding hereunder exceeds the maximum rate or the amount of interest which the Bank is allowed by law to contract for, charge, take, reserve or receive (the "HIGHEST LAWFUL RATE"), the rate of interest on such outstanding amount shall be limited to the Highest Lawful Rate, but any subsequent reductions in the interest rate shall not reduce the rate of interest thereon below the Highest Lawful Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if the interest rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of all obligations hereunder, the total amount of interest paid or accrued thereon is less than the amount of interest which would have accrued thereon if the interest rate applicable thereto had at all times been in effect, then, at such time and to the extent permitted by law, the Customer shall pay an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued thereon if the interest rate applicable thereto had at all times been in effect and the amount of interest which would have accrued thereon if the Highest Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on all obligations hereunder. To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to the Bank for the purpose of determining the Highest Lawful Rate, the Bank hereby elects to determine the applicable rate ceiling under such Article by the indicated (Weekly) rate ceiling from time to time in effect, subject to its right subsequently to change such method in accordance with applicable law. To the extent the interest received hereunder exceeds the Highest Lawful Rate, the Bank shall refund to the Customer the amount of the excess or shall credit the amount of the excess against amounts owing hereunder and the Bank shall not be subject to any of the penalties provided by law for contracting for, taking, reserving, charging or receiving interest in excess of the Highest Lawful Rate.

       7. PAYMENTS. All payments by the Customer to the Bank hereunder shall be made in immediately available U.S. Dollars at the Bank's office as set forth on the signature page hereto or at such other place within the continental United States of America as the Bank may designate in writing, without any withholding, deduction, or set off. The Bank may open and debit (under written advice to the Customer) a new account in the name of the Customer to effect such payments in respect of the Customer's obligations hereunder.

       8. WAIVER OF EXISTING KNOWN DEFAULTS. The Customer has disclosed in writing to the Bank all defaults and Events of Default that may exist under the Prior Agreement and the Guaranty dated as of November 1, 1994, executed in connection therewith (the "PRIOR GUARANTY") immediately prior to closing under this Agreement. The Bank, in consideration of the agreements of the Customer hereunder, hereby waives each such default or Event of Default.





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The Bank hereby represents and warrants to the Customer that, as of closing hereunder, it knows of no other default or Event of Default under the Prior Agreement or the Prior Guaranty, and no default or Event of Default resulting from the execution and delivery of this Agreement or any of the other documentation executed and delivered at closing or transactions effected. It is agreed and understood that such waivers of defaults or Events of Default by the Bank shall not constitute a waiver of any other default or Event of Default under the Prior Agreement or the Prior Guaranty or any similar or future default or Event of Default hereunder or under the Amended and Restated Guaranty of even date herewith.

       9. RELEASE AND INDEMNITY. (a) The Customer for itself and its directors, officers, employees, shareholders, agents, successors, assigns, other representatives, affiliates and attorneys do hereby release and forever discharge the Bank and its directors, officers, employees, shareholders, agents, successors, assigns, other representatives, affiliates and attorneys (each a "RELEASED PARTY") from any and all losses, claims, demands, damages, causes of actions, actions, cross-actions, judgments, liabilities, penalties, costs and expenses (including attorneys' fees and other legal expenses) of any kind or nature whatsoever ("CLAIMS"), which any of such persons has owned or held, or may now or in the future own or hold, whether known or unknown, contingent or liquidated, for or because of any action, inaction, omission, statement or publication on or before the date hereof by any Released Party arising directly or indirectly out of any of the Letters of Credit or the Prior Agreement, or any other documents or instruments executed in connection therewith or any other transactions relating directly or indirectly thereto, including, without limitation, any claims of usury which may or could be asserted by any such persons.

              (b) The Customer agrees to indemnify and hold harmless each of the Released Parties, on demand and to the fullest extent permitted by law, against all Claims which any of the Released Parties may pay or incur arising directly or indirectly out of any of the Letters of Credit, the Prior Agreement, this Agreement, any other documents or instruments executed in connection therewith or any other transactions relating directly or indirectly thereto, including, without limitation, actions commenced by Finchaa Sugar Factory for wrongful dishonor or non-payment and actions commenced by Schaffer to enjoin honor or payment to attach the proceeds of honor or payment or for wrongful dishonor or non-payment, regardless of whether any of such Claims are founded in whole or in part upon the alleged negligence of any of the Released Parties other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS EXPRESSLY INTENDED BY THE PARTIES THAT EACH OF SUCH RELEASED PARTIES TO BE INDEMNIFIED HEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL CLAIMS ARISING OUT OF OR RESULTING FROM THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH RELEASED PARTY OR IMPOSED UPON SUCH RELEASED PARTY UNDER ANY THEORY OF STRICT LIABILITY. The Customer, upon written demand by the Bank, shall reimburse the Bank for any legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the Released Party.





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       10.    REPRESENTATIONS AND WARRANTIES OF THE CUSTOMER.  The Customer
represents and warrants to the Bank as follows:

              (a) CORPORATE EXISTENCE. The Customer is a corporation duly formed and validly existing and in good standing under the laws of the State of Louisiana. The Customer has all requisite corporate power and authority to conduct its business, to own its properties, and to execute and deliver and perform all of its obligations under this Agreement and the Contract. To the best of the Customer's knowledge, the Customer has all licenses, certificates, permits, franchises and other governmental authorizations necessary to own and operate its business and properties and is duly qualified or licensed and is authorized to do business and is in good standing as a foreign corporation in each state as necessary to own and operate its business and properties.

              (b) DUE AUTHORIZATION. The execution, delivery and performance by the Customer of this Agreement and the Contract are within the Customer's corporate powers, have been duly authorized by all necessary corporate action, and do not, and will not, contravene (i) any provision of its articles of incorporation or bylaws, (ii) any applicable law or (iii) any contractual restriction binding on or affecting the Customer, and except as provided herein, do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

              (c) APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Customer of this Agreement except as have been duly obtained or made and as are in full force and effect. No authorization or approval or other action by, and no notice to or filing with, any federal or state governmental authority or regulatory body with the United States is required for the due execution, delivery and performance by the Customer of the Contract, except as have been duly obtained or made and as are in full force and effect.

              (d) BINDING NATURE OF OBLIGATIONS. This Agreement is the legal, valid and binding obligation of the Customer enforceable against the Customer in accordance with its terms.

              (e)    PENDING LITIGATION.  Except as listed in the attached
       Schedule 1, there is no pending or threatened action, investigation or proceeding before any court, governmental agency or arbitrator against or affecting the Customer which could reasonably be expected to have a material adverse effect on the financial condition, operations, properties or prospects of the Customer or the ability of the Customer to perform its obligations hereunder or under the Contract or which purports to affect the legality, validity or enforceability of this Agreement or the Contract.





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              (f)    FINANCIAL STATEMENTS.  The financial statements for the
       calendar quarter dated June 30, 1996, present fairly in all material respects the financial position of the Customer as of such date and the results of its operations and cash flows for such period. Since such date there has been no change in its business, operations, properties, condition (financial or otherwise) or prospects except changes which could not reasonably be expected to have a material adverse effect on any thereof or on the ability of the Customer to perform its obligations hereunder or under the Contract.

              (g)    INDEBTEDNESS.  The financial statements described in
       Section 8(f) reflect all indebtedness for borrowed money, bonds, notes and similar instruments and all outstanding bonds, notes and similar instruments and letters of credit issued for the Customer's account, all obligations of the Customer pursuant to a guaranty, all leases which would be capitalized lease obligations under GAAP, all obligations of other persons secured by any properties of the Customer and all obligations under any interest rate protection agreements and agreements to protect against fluctuations in commodity prices or currency exchange rates of the Customer as of the date hereof (collectively, "INDEBTEDNESS").

              (h) TITLE TO PROPERTIES. The Customer has good and indefeasible title to all of its properties reflected on the financial statements referred to in Section 8(f), except for such failures as are immaterial to such financial statement, and all such property is free from liens, charges and encumbrances not permitted hereunder.

              (i) COMPLIANCE WITH LAW. The Customer is not in violation of any law, ordinance, governmental rule or regulation to which it is subject which could reasonably be expected to have a material adverse effect on the Customer. The Customer is in compliance with the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") and in compliance in all material respects with all federal, state, county, regional or local law, statutes or regulations enacted in connection with or relating to the protection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, the Resource Conservation and Recovery Act of 1976, as amended from time to time, and the Superfund Amendments and Reauthorization Act of 1986, as amended from time to time, and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing ("ENVIRONMENTAL PROTECTION LAWS"). The Customer is not subject to any liability under any Environmental Protection Laws and the Customer has not received any notice or communication from any governmental authority asserting any such liability, notice of any lien on any property owned or previously owned of the Customer or any notice designating any property of the Customer as a hazardous substance disposal or removal site, a "Super Fund" clean-up site or as candidate for removal or closure.





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              (j)    TAXES.  The Customer has filed all United States and
       foreign federal income tax returns and all other material tax returns or appropriate extensions for filing, which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant to any assessments received by the Customer. The charges, accruals and reserves on the books of the Customer in respect of taxes or other governmental charges are adequate under GAAP as in effect on the date thereof.

              (k) SUBSIDIARIES. The Customer has no corporate subsidiaries and it is not the partner of any general partnership, joint venture or limited partnership or the member of any limited liability company. The Customer is a wholly owned subsidiary of Serv-Tech, subject only to that certain Grant of Option dated as of October 17, 1994, granted to F. C. Schaffer and that certain Grant of Repurchase Option dated as of October 14, 1994 granted to F. C. Schaffer and others. Ninety-six shares of Class C Voting Common Stock were issued to F. C. Schaffer on May 16, 1995 pursuant to the Grant of Option dated as of October 17, 1994.
       These 96 shares issued to F. C. Schaffer represent 20% of the aggregate voting power of the Customer's outstanding shares and 100% of the issued and outstanding Class C Voting Common Stock.

              (l) FULL DISCLOSURE. No information furnished by the Customer in writing in connection with the establishment of any Letter of Credit or with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein or herein not misleading except to the extent a written waiver with respect thereto has been given by the Bank.

              (m) PUBLIC UTILITY HOLDING COMPANY. The Customer is not a "holding company," a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Company Act of 1935, as amended.

              (n) INVESTMENT COMPANY. The Customer is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

       11. AFFIRMATIVE COVENANTS. So long as a drawing is available under any Letter of Credit, or the Bank shall have any commitment hereunder, or the Customer shall have any obligation to pay any amount to the Bank hereunder, the Customer will, unless the Bank shall otherwise consent in writing:

              (a) PRESERVATION OF EXISTENCE. Preserve and maintain its corporate existence and all rights, privileges, licenses and franchises necessary and desirable in the normal conduct of its business and in the performance of its obligations under the Contract and not dissolve or otherwise discontinue its existence or operations.

              (b) COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all applicable laws, ordinances, governmental rules or regulations and orders of any governmental or regulatory authority or arbitration, including ERISA and all Environmental Protection Laws, and obtain all necessary licenses, permits, certificates, franchises or other governmental authorizations necessary to the ownership of its properties, the operation of its business or its performance under the Contract.

              (c) PAYMENT OF TAXES. Pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its properties, and (ii) all lawful claims which, if unpaid, might by law become a lien upon its properties; provided, however, that the Customer shall not be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings, so long as the charges, accruals and reserves on the books of the Customer with respect thereto are adequate under GAAP and so long as no tax sale may occur during such proceedings.

              (d) EXAMINATION RIGHTS. At any reasonable time and from time to time, permit the Bank or any agents or representatives thereof, during normal business hours to examine and make copies of and abstracts from the records and books of and accounts of, and visit the properties of, the Customer and to discuss the affairs, finances and accounts of the Customer and the Contract with any of its officers and independent public accountants.

              (e) KEEPING OF BOOKS. Keep proper books and records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Customer and the Customer's performance under the Contract in accordance with GAAP consistently applied.

              (f) MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

              (g) MAINTENANCE OF INSURANCE. Maintain insurance with responsible and reputable insurance companies in such amounts and covering such risks as is customarily carried by companies of established reputations engaged in the same or similar businesses and similarly situated, and upon request of the Bank (i) deliver to the Bank certificates of insurance or copies of policies of insurance required to be carried by or on behalf of the Customer pursuant hereto and (ii) cause each such policy of insurance to contain a notice of cancellation provision satisfactory to the Bank and in accordance with insurance industry practice. Maintain all insurance as required under the Contract.

              (h) REPORTING REQUIREMENTS. Furnish (or cause to be furnished) to the Bank the following:

                     (i)    as soon as possible and in any event within three
              (3) days after the occurrence of each Event of Default or each event which, with the giving of notice or time elapse, or both, would constitute an Event of Default ("DEFAULT")





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
              continuing on the date of such statement, a statement of the Chief Executive Officer or the Chief Financial Officer of the Customer setting forth details of such Default or Event of Default or event and the action which the Customer proposes to take with respect thereto;

                     (ii) (x) within ten (10) days after the end of each month, (A) copies of all change orders, variations or amendments requested and/or approved by any party to the Contract with respect to the Finchaa Project, (B) a monthly site report, (C) a listing of draws on the Revolving Letter of Credit by invoice number, (D) a variation summary with supporting details on all variations since the previous summary and (E) copies of all material correspondence between Tate & Lyle Technical Services or any other Finchaa Project engineer, the Finchaa Project owner or the ADB with the Customer or Serv-Tech; and (y) within thirty
              (30) days after the end of each month, (A) the monthly Finchaa Project status report, (B) a report (aged) of all accounts of the Customer, segregating accounts of the Customer with respect to the Finchaa Project, (C) a statement of income and a balance sheet for the Customer, (D) a schedule of cash flows and monthly project budget for the Finchaa Project, including the Customer's then projected net income (loss) with respect thereto, (E) a "Billing Through" report (Certificate of Payment from Tate & Lyle Technical Services), (F) a time and materials schedule, (G) a monthly progress report, (H) a construction progress report and forecast, and (I) a master invoice log;

                     (iii) duplicate financial and/or business reports furnished to the Noteholders, TCB or the Bank Group contemporaneously with transmitting thereto; and

                     (iv) such other information respecting the business, properties, operations, condition or (financial or otherwise) or prospects of the Customer, the Contract or the Finchaa Project as the Bank may from time to time reasonably request.

              (i) FINCHAA PROJECT ACCOUNT. The Customer shall maintain with ABN AMRO Bank N.V., or such other financial institution as agreed to in writing by the Bank, the Noteholders and the Bank Group, a segregated account into which all proceeds of any draw upon the Revolving Letter of Credit, together with all proceeds of, or sums paid to Customer pursuant to, the Contract or the Finchaa Project (including any insurance proceeds with respect thereto) shall be immediately deposited by the Customer. The Customer shall not commingle the funds in connection with the Contract or the Finchaa Project with funds from any other source. The Customer shall use the funds in such account only for performing its obligations under the Contract and for reimbursements to Serv-Tech and its affiliates of costs incurred on the Customer's behalf directly in connection with the Contract, and shall not use such funds for any other purpose, including, without limitation, for any general corporate purposes or for any other projects of the Customer. Such account shall be so maintained until the Contract has been completed, the Finchaa Project has been accepted by the owner pursuant to the terms of the Contract and the Bank has no further liability whatsoever under any of the Letters of Credit, subject to the terms of the Intercreditor Agreement.

              (j) CUSTOMER ACCOUNT. The Customer, upon written request from the Bank, shall maintain a segregated account or accounts into which all of the Customer's funds from sources other than those described in
       Section 11(i) shall be deposited and shall not commingle such funds with funds of Serv-Tech, any affiliate or any other person. Any such account shall be subject to the terms of the Intercreditor Agreement.

              (k) TRAVEL EXPENSES. The Customer shall be responsible for any reasonable travel expenses incurred by any consultants and professionals, the Bank, and any of its consultants and professionals pursuant to site inspections or evaluations of the Finchaa Project.

       12. NEGATIVE COVENANTS. So long as a drawing is available under any Credit, or the Bank shall have any commitment hereunder, or the Customer shall have any obligation to pay any amount to the Bank hereunder, the Customer will not, without the prior written consent of the Bank:

              (a) AMENDMENT OF CORPORATE DOCUMENTS. Enter into or consent to any amendment or modification of its articles of incorporation or bylaws in any way which would adversely affect the Bank.

              (b) LIENS, ETC. Create, assume or suffer to exist any lien, security interest or other charge or encumbrance upon ("LIEN") or with respect to any of its properties, whether now owned or hereafter acquired, or assign any right to receive income, except

                     (i) Liens existing on the Execution Date and listed on Schedule _______;

                     (ii) Liens securing Indebtedness permitted under Section ______ above;

                     (iii)  Permitted Liens;

                     (iv) any renewal, extension or replacement of any Lien referred to in subparagraphs (i) and (ii) above; provided, that no Lien arising or existing as a result of such extension, renewal or replacement shall be extended to cover any property not theretofore subject to the Lien being extended, renewed or replaced and provided further that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of the Indebtedness so secured at the time of such extension, renewal or replacement; and

                     (v) Liens granted to TCB as Collateral Agent for the Bank, the Bank Group and the Noteholders on even date herewith, and any renewals, extensions and modifications thereof or additions thereto.

              (c) INDEBTEDNESS. Create, assume or suffer to exist any Indebtedness except:

                     (i)    under this Agreement;

                     (ii) purchase money Indebtedness in connection with the purchase of assets so long as such Indebtedness does not exceed eighty percent (80%) of the purchase price of such assets and does not exceed $100,000 in the aggregate;

                     (iii)  other unsecured Indebtedness not to exceed
              $100,000;

                     (iv) unsecured Indebtedness in connection with trade letters of credit issued as of the date hereof on behalf of the Customer in the ordinary course of business, provided that no such letters of credit are increased in amount; and

                     (v) unsecured Indebtedness owed to Serv-Tech which is subordinated to the obligations of the Customer to the Bank pursuant to the terms of the Guaranty (as hereinafter defined) in an amount not to exceed $2,000,000 in connection with the Finchaa Project and in an amount not to exceed $1,000,000 in connection with the operation of the Customer's business other than the Finchaa Project; and

                     (vi) the Guaranty to the Noteholders of even date herewith.

              (d) SALES, ETC. OF ASSETS. Sell, lease, transfer or otherwise dispose of any of its assets, except in the ordinary course of business.

              (e)    MERGER, CONSOLIDATION, ETC.

                     (i) MERGER AND CONSOLIDATION. The Customer will not merge with or into or consolidate with any other person or permit any other person to merge or consolidate with or into it.

                     (ii) ACQUISITION OF STOCK, ETC. The Customer will not acquire any stock of any corporation or materially all the assets of any entity.

              (f) CHANGE IN BUSINESS OR THE CONTRACT. Enter into any business which is different from or is not connected with the business in which the Customer is engaged on the date hereof or amend the Contract without the consent of the Bank, where such amendment would extend the term of the Contract, change the price of the Contract, reduce the amounts owing to the Customer under the Contract, or otherwise adversely affect the Customer's ability to perform the Contract or the Customer's anticipated profit from the Contract as of the date hereof.

              (g) DIVIDENDS. The Customer shall not redeem, purchase or otherwise acquire any shares of its capital stock, make any loans or advances to stockholders or any other persons or entities, declare or pay any dividends on its capital stock, make any distribution or payment to stockholders, or set aside any funds for such purpose other than the repayment of any Indebtedness permitted in Section 11(c)(v) so long as no Significant Event (as defined in the Intercreditor Agreement) shall have occurred and be continuing.

              (h) TRANSACTIONS WITH AFFILIATES. The Customer will not enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Customer's business and upon fair and reasonable terms no less favorable to the Customer than would obtain in a comparable arm's-length transaction with a person not an affiliate.

              (i) REPAYMENT OF INTERCOMPANY DEBT. The Customer shall not repay any Indebtedness to Serv-Tech permitted hereunder if a Significant Event (as defined in the Intercreditor Agreement) shall have occurred and be continuing.

       13. CONDITIONS. The effectiveness of this Agreement is conditioned upon receipt by the Bank of the following in form and substance acceptable to the Bank: (a) a duplicate of this Agreement duly signed on behalf of the Customer and its remaining in full force and effect with respect to the obligations of the Customer; (b) a certified copy of the resolutions of the Board of Directors of the Customer authorizing the execution and delivery of this Agreement; (c) a Certificate of Incumbency specifying the names and titles of the authorized individuals under such board resolution; (d) authenticated signatures of the persons specified in such board resolution; (e) an amended and restated guaranty of Serv-Tech and its subsidiaries listed therein and any other domestic subsidiaries from time to time required to execute a Guaranty pursuant to the terms thereof (the "SUBSIDIARIES") (the "GUARANTY") with respect to the obligations of the Customer hereunder duly executed and accompanied by (i) certified copies of a resolution of each of the Boards of Directors of Serv-Tech and the Subsidiaries authorizing the execution and delivery of the Guaranty together with a certificate of incumbency specifying the names and titles of the applicable authorized individuals under such board resolutions and the authenticated signatures of such persons; (f) a written opinion by the Customer's, Serv-Tech's and the Subsidiaries' legal counsel in a form satisfactory to the Bank;
(g) payment of all costs (including reasonable attorneys' fees) of the Bank in connection with documenting the restructure described in this Agreement; (h) the Intercreditor Agreement in form and substance satisfactory to the Bank executed by the Bank, the Bank Group and the Noteholders under that certain Note Purchase Agreement dated as of June 1, 1993, as amended prior to and on the date hereof (the "NOTE PURCHASE AGREEMENT"); (i) a written opinion provided by Jones, Walker, Waechter Poitevent, Carrere & Denegre, L.L.P. on or before November 18, 1996; and (j) documentation in form and substance satisfactory to the Bank that Serv-Tech has restructured all indebtedness owed to the Bank Group and the Noteholders, that Serv-Tech and it subsidiaries have granted liens on all their material assets to the Bank Group, the Noteholders and the Bank and that Serv-Tech and its subsidiaries are in compliance with all such restructured loan documentation. Serv-Tech, the Subsidiaries and any other subsidiaries as are hereafter required to execute a Guaranty pursuant to the terms hereof, are collectively referred to as the "GUARANTORS."

       14. EVENTS OF DEFAULT. The occurrence of any of the following events shall be an "EVENT OF DEFAULT" hereunder:

              (a) NON-PAYMENT OF MONETARY OBLIGATIONS HEREUNDER. The Customer shall fail to pay any amount payable hereunder when due;

              (b) BREACH OF WARRANTIES. Any representation or warranty of the Customer made in writing herein or in connection with this Agreement or any of the Letters of Credits shall prove to have been incorrect in any material respect when made;

              (c) OTHER DEFAULTS. The Customer shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed;

              (d) NON-PAYMENT OF OTHER MONETARY OBLIGATIONS. The Customer shall fail to pay any indebtedness (excluding indebtedness under this Agreement) in excess of $50,000 individually or in the aggregate, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

              (e) BANKRUPTCY, INSOLVENCY, ETC. The Customer or any of the Guarantors shall fail to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Customer or any of the Guarantors seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or any substantial part of its property and, if instituted against the Customer or any of the Guarantors, shall remain undismissed for a period of sixty
       (60) days, or an order for relief as defined in the United States Bankruptcy Reform Act of 1978, as amended, shall be rendered prior to the expiration of that sixty (60) day period; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against any substantial part of the property of the Customer or any of the Guarantors, and shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy, or the Customer or any of the Guarantors shall take any action to authorize any of the actions set forth above in this subsection (e);

              (f) INVALIDITY, ETC. Any provision of this Agreement or the Guaranty shall at any time for any reason cease to be valid and binding on the Customer or any of the Guarantors, as the case may be, or shall be declared by any court, arbitrator or governmental authority or agency to be null and void, or the validity or enforceability thereof shall be contested by the Customer or any of the Guarantors, as the case may be, or a proceeding shall be commenced by any governmental agency or authority having jurisdiction over the Customer or any of the Guarantors, as the case may be, seeking to establish the invalidity or unenforceability thereof, or the Customer or any of the Guarantors, as the case may be, shall deny in writing that it has any or further liability or obligation under this Agreement or the Guaranty, as the case may be;

              (g) JUDGMENTS. The Customer shall fail to pay, bond or otherwise discharge, or stay on appeal or otherwise appropriately contest in good faith in a manner that stays execution, any money judgment or order in excess of $50,000 against it or its assets at least five (5) days prior to the date on which any steps may be taken to execute on such judgment;

              (h) GUARANTY DEFAULT. Any "Event of Default" under and as defined in the Guaranty shall have occurred and be continuing;

              (i) CONTRACT DEFAULT. A Default (as defined in the Contract) shall occur under the Contract pursuant to Section 27 thereof or otherwise, the Contract shall terminate or be declared terminated, be declared null and void or be contested by the Finchaa Sugar Factory, any other governmental authority, or the ADB;

              (j) NOTE PURCHASE AGREEMENT AND BANK AGREEMENT. A default or an event of default shall occur under the Note Purchase Agreement or the Bank Agreement, in all respects without giving effect to any amendment or waiver thereof after the date hereof; provided that (i) it shall also be an Event of Default hereunder if a default or an event of default shall occur in any of such agreements as same may be amended after the date hereof, (ii) if either the Note Purchase Agreement or the Bank Agreement, shall cease to be in full force and effect, it shall also be an Event of Default hereunder if any default or event of default would have occurred if such agreement, in all respects without giving effect to any amendment or waiver thereof after the date hereof, was then in full force and effect; and (iii) if the Note Purchase Agreement is replaced, it shall also be an Event of Default hereunder in any default or event of default occurs under any such replacement agreement;

              (k) TERMINATION OF BANK AGREEMENT. The Bank Agreement shall cease to be in full force and effect;

              (l) OWNERSHIP OF CUSTOMER. Serv-Tech shall fail to own, directly or indirectly, 100% of the capital stock of the Customer or to control the Board of Directors thereof while the Letters of Credit are outstanding; or

              (m) WHITNEY NATIONAL BANK LETTERS OF CREDIT. A default or an event of default shall occur under any documents or instruments evidencing (i) any credit facility with Whitney National Bank pursuant to which letters of credit are issued for the account of the Customer or
       (ii) any guaranty of Serv-Tech or any other affiliate of Serv-Tech thereof.

       15. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Default or any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Customer against any and all of the obligations of the Customer now or hereafter existing under this Agreement, irrespective of whether or not the Bank shall have made any demand hereunder and although such obligations may be contingent or unmatured; provided, however, the amount so set off shall be held as collateral pursuant to the terms and conditions of the Intercreditor Agreement.

       16. LIMITED LIABILITY. So long as the Bank has exercised reasonable care and has acted in good faith, the Bank shall not be responsible to the Customer for, and the Bank's right to reimbursement, indemnification, and other payments hereunder shall not be impaired by (i) any act or omission for which banks are relieved of responsibility under the Uniform Customs and Practice for Documentary Credits, 1993 revision, ICC Publication No. 500 (1993), (ii) any recommendation or failure to recommend the inclusion or exclusion of any particular term or wording in a Letter of Credit, (iii) honor or dishonor or refusal of any demand under a Letter of Credit following the Customer's refusal to confirm that such demand is entitled to be honored or that the Bank is entitled to be reimbursed, (iv) any lack of validity or enforceability of this Agreement or document or instrument executed in connection therewith, (v) any amendment or waiver of or any consent to depart from all or any of the provisions of this Agreement or any document or instrument executed in connection therewith; (vi) the existence of any claim, set-off, defense or other right the Customer may have at any time against a beneficiary of a Letter of Credit (or any person for whom a beneficiary may be acting), the Bank or any other person, whether in connection with this Agreement, another document or instrument executed in connection therewith or any unrelated transaction; (vii) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (viii) payment by the Bank under a Letter of Credit against presentation to the Bank of a draft or certificate that does not comply with the terms of the Letter of Credit, provided that the Bank's determination that documents presented under the Letter of Credit comply with the terms thereof did not constitute gross negligence or willful misconduct of the Bank; or (ix) any other act or omission to act or delay of any kind by the Bank or any other person or any other event or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Customer's obligations hereunder. The Bank shall not be liable for any special, indirect, or consequential damages unless there is a judicial finding by a court of competent jurisdiction that such damages resulted solely from the Bank's bad faith or willful misconduct.

       17.    MISCELLANEOUS.

              (a) NO WAIVER; AMENDMENT. No amendment or waiver of any provision hereof shall be enforceable against the Bank unless in writing and signed by the Bank, and then only in the specific instance and for the specific purposes for which given. Nothing herein shall affect the Bank's duties or a beneficiary's rights under a Letter of Credit unless such Letter of Credit is so amended.

              (b) APPLICABLE LAW AND VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. The Customer (i) agrees that any suit, action or other legal proceeding arising out of or relating to this Agreement may be brought in a court of competent jurisdiction in the State of Texas or in the Courts of the United States of America located in such State, and that any suit, action or other legal proceeding arising out of or relating to any Letter of Credit issued hereunder may be brought, at the option of the Bank, either in such a court or any other appropriate court of competent jurisdiction, (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection or immunity which it may have to the laying of venue of any suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

              (c) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

              (d) SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

              (e) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by the Bank shall affect the representations and warranties or the right of the Bank to rely upon them.

              (f) HEADINGS. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

              (g) NOTICES. All notices hereunder shall be in writing, shall be hand delivered, deposited into the United States mail (registered or certified mail), postage prepaid, sent by overnight courier or sent by confirmed facsimile transmission and shall be addressed to the parties hereto at the respective addresses set forth opposite their signatures below or such other address as such party shall designate in writing and furnish to the other party. Any notice shall be deemed to be received when actually received unless so addressed and deposited in the United States mail as so designated in which event it shall be deemed received on the third succeeding business day after the date of such deposit.

              (h) WAIVER OF JURY TRIAL. THE CUSTOMER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY LETTER OF CREDIT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

              (i) NOTICE OF ENTIRE AGREEMENT. This Agreement constitutes the entire understanding between the Customer and the Bank and supersedes all earlier or contemporaneous agreements, whether written or oral, concerning the subject matter thereof. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED

       BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the date first above written.


                                      F. C. SCHAFFER & ASSOCIATES, INC.
Address:
1020 Florida Boulevard
Baton Rouge, Louisiana  70802         By: /s/ DAVID TUSA
                                         ---------------------------------------
                                      Name:   David Tusa
                                           -------------------------------------
                                      Title:  Director, Vice President & CFO
                                            ------------------------------------

                                      ABN AMRO BANK N.V., HOUSTON AGENCY
Three Riverway, Suite 1700
Houston, Texas  77056                 BY:  ABN AMRO NORTH AMERICA, INC.



                                      By: /s/ MICHAEL N. OAKES
                                         ---------------------------------------
                                      Name:   Michael N. Oakes
                                      Title:  Vice President & Director


                                      By: /s/ H. GENE SHIELS
                                         ---------------------------------------
                                      Name:   H. Gene Shiels
                                           -------------------------------------
                                      Title:  Vice President & Director
                                            ------------------------------------

                        SCHEDULE I - PENDING LITIGATION


                                      NONE